EXHIBIT 24

POWER OF ATTORNEY

Each of the undersigned officers and Directors of Oglebay Norton Company, an Ohio corporation (the “Company”), which proposes to file with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-8 (or such other form as may be applicable) under the Securities Act of 1933, as amended, to register restricted shares granted to John N. Lauer. The Company hereby constitutes and appoints Julie A. Boland and Rochelle F. Walk, and each of them, his or her true and lawful attorney-in-fact, as agent with full power of substitution and re-substitution for him or her and in his or her name, place and stead, in any and all capacity, to sign in any and all capacities and file (1) such registration statements with all exhibits thereto and other documents in connection therewith, (2) any and all amendments, post-effective amendments and supplements thereto, and (3) any and all applications or other documents pertaining to such securities or such registrations, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney has been signed in the respective capacities and on the respective dates indicated below.

Signature	Title	Date

/s/ Michael D. Lundin Michael D. Lundin	Chief Executive Officer, President and Chief Operating Officer (Principal Executive Officer)	January 22, 2003

/s/ Julie A. Boland Julie A. Boland	Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	January 22, 2003

/s/ John N. Lauer John N. Lauer	Chairman of the Board of Directors	January 22, 2003

/s/ William G. Bares William G. Bares	Director	January 22, 2003

/s/ James T. Bartlett James T. Bartlett	Director	January 22, 2003

/s/ Albert C. Bersticker Albert C. Bersticker	Director	January 22, 2003

/s/ William G. Pryor William G. Pryor	Director	January 22, 2003

/s/ John D. Weil John D. Weil	Director	January 22, 2003

/s/ Madeleine W. Ludlow Madeleine W. Ludlow	Director	January 22, 2003

/s/ Malvin E. Bank Malvin E. Bank	Director	January 22, 2003